Exhibit 10.24

ELEISON PHARMACEUTICALS, LLC

100 Overlook Center, 2nd Floor

Princeton. NJ 08540

November 8, 2020

Confidential—Via Email

BDI Co., Ltd

Chairman Seung Man Ahn

212. Gasan digital 1-ro, Geumcheon-gu. Seoul 08502

(Gasan-dong, 13P Kolon Digital Tower Aston), Korea

Dear Chairman Ahn:

Reference is made to that certain Stock Purchase Agreement, dated as of July 4, 2020 (the “Purchase Agreement”), by and between Eleison Pharmaceuticals, LLC (the “Company”) and BDI Co., Ltd. (“BDI”), pursuant to which BDI agreed to purchase 4,160,000 shares (the “Investment”) of the Company's common stock for an aggregate purchase price of $20,800,000 (the “Purchase Price”), as amended by the Side Letter Agreement dated October 8, 2020 (“Side Letter” and, together with the Purchase Agreement, the “Investment Agreements”). Capitalized terms used but not defined in this letter agreement shall have the meanings ascribed to such terms in the Investment Agreements.

The Company and BDI hereby agree that notwithstanding anything in the Investment Agreements to the contrary, the Company will issue and sell to BDI at the Closing, and BDI will purchase, 2,400,000 shares of Common Stock, at a purchase price of $5.00 per share for an aggregate purchase price of $12,000,000, which shares will represent approximately 37.5% of the issued and outstanding shares of capital stock of the Company immediately following the Closing. BDI will have the right to designate one member of the Company's Board of Directors. Effective as of the Closing, the Company, BDI, and the other stockholders party thereto will enter into (i) an Amended and Restated Investors' Rights Agreement, substantially in the form attached hereto as Exhibit A, (ii) an Amended and Restated Voting Agreement, substantially in the form attached hereto as Exhibit B. and (iii) an Amended and Restated Right of First Refusal and Co-Sale Agreement, substantially in the form attached hereto as Exhibit C.

Except as amended by this letter agreement, the Investment Agreements shall remain in full force and effect in accordance with its terms. This letter agreement shall be governed by the laws of the State of Delaware, without giving effect to its conflicts of laws principles. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together with the Purchase Agreement (as amended hereby) shall be deemed to be one and the same agreement. A signed copy of this letter agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter agreement.

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Very truly yours, ELEISON PHARMACEUTICALS INC. By: /s/ Edwin J. Thomas Name: Edwin Thomas Title: Chief Executive Officer Address: 100 Overlook Center. 2nd Floor Princeton, NJ 08540 USA

Accepted and agreed as of the date first written above:

BDI CO., LTD.

By: /s/ Ahn Seung Man

Name: Ahn Seung Man

Title: Chairman & CEO

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